Pricing Supplement No. 7  Dated October 29, 1997
(To Prospectus dated July 20, 1993)

                                               Filed Pursuant to Rule 424(b) (3)
                                                       Registration No. 33-49367


PUBLIC SERVICE ELECTRIC AND GAS COMPANY
SECURED MEDIUM-TERM NOTES, SERIES A

================================================================================

CUSIP Number:  74456Q AG 1              Interest Rate:  7.04%
Principal Amount:  $9,000,000           Interest Payment Dates:  January 1 and
                                        July 1, commencing January 1, 1998
                                        Maturity Date:  November 6, 2020
Price to Public:  100% of Principal     Trade Date:  October 29, 1997
Amount
                                        Original Issue Date:  November 6, 1997
These Notes are DTC Eligible and will   Net Proceeds to Company:  $8,932,500
be issued in Book-Entry Form Only
                                        Agents' Discount or Commission: $67,500
                                        Interest From:  November 6, 1997

================================================================================

Optional Redemption Provisions:

   The Notes will not be subject to redemption prior to maturity either as a whole or in part at the option of Public Service Electric and Gas Company ("Company").

Certain Financial Information:

   The following documents heretofore filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

   1.  The Company's Annual Report on Form 10-K for the year ended
       December 31, 1996, filed pursuant to the Securities Exchange Act of 1934 ("1934 Act").

   2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to the 1934 Act.

   3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed pursuant to the 1934 Act.

   4. The Company's Current Reports on Form 8-K dated January 24, 1997 and January 29, 1997, filed pursuant to the 1934 Act.



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Use of Proceeds:

   The net proceeds from the sale of the Notes will be added to the general funds of the Company and will be used to finance a portion of the Company's payment for the repurchase of $9,000,000 principal amount of the Company's First and Refunding Mortgage Bonds, 9 1/4% Series CC on October 31, 1997.

Agents:


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          Merrill Lynch & Co.
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          Citicorp Securities, Inc.
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        X Morgan Stanley & Co Incorporated
       ===